((LETTERHEAD))
PricewaterhouseCoopers ((LOGO))

                                                      PricewaterhouseCoopers LLP
                                                           Chartered Accountants
                                                     1501 Toronto Dominion Tower
                                                              10088 - 102 Avenue
                                                                Edmonton Alberta
                                                                  Canada T5J 2ZI
                                                     Telephone +1 (780) 441 6700
                                                     Facsimile +1 (780) 441 6776
                                                     Direct Tel. 1 (780-441-6815
                                                     Direct Fax 1 (780) 441-6776



United States Securities and Exchange Commission

February 18, 2000


Dear Sirs:

We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated October 31, 1999, except note 16(b), which is as of February 18, 2000, relating to the financial statements of Pultronex Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Yours very truly,



(signed)
PricewaterhouseCoopers LLP


((LETTERHEAD FOOTER))
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.



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